                                                                   EXHIBIT 12.1



                       RATIO OF EARNINGS TO FIXED CHARGES
          (Amounts in thousands of dollars, except ratio information)


                                     YEAR ENDED FEBRUARY 28(29),
                                    ----------------------------

                                       1996             1997
                                     --------         --------
1.      Loss
        Pre-tax Loss                 (79,184)         (98,679)
        Interest Expense 1            12,899           15,839
                                     -------          -------
                                     (66,285)         (82,840)
                                     =======          =======

2.      Fixed Charges
        Interest Expense 1            12,899           15,839
                                     =======          =======

3.      Ratio (1 divided by 2)        N/A(A)           N/A(A)
                                     =======          =======


(A) Earnings are inadequate to cover fixed charges. The amount of the deficiency is $79,184, and $98,679 for the year ended February 28(29), 1996 and 1997, respectively.





-------------------------
1 Consists of interest on debt and imputed interest on capital leases.